Restricted 2022 FOURTH QUARTER AND FULL YEAR EARNINGS February 23, 2023

Restricted ® 2 This presentation contains statements regarding PG&E Corporation’s and Pacific Gas and Electric Company’s (the “Utility”) future performance, including expectations, objectives, and forecasts about operating results (including 2023 and 2024 non-GAAP core earnings), equity needs, debt needs, rate base growth, capital expenditures, expense reductions, wildfire risk mitigation, and regulatory developments. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with: • wildfires that have occurred in the Utility’s territory, including the extent of the Utility’s liability in connection with the 2019 Kincade fire, the 2020 Zogg fire (including the outcome of the criminal charges filed in connection with the 2020 Zogg fire), the 2021 Dixie fire, the 2022 Mosquito fire, and future wildfires; • the Utility’s ability to recover wildfire-related costs, including costs for the 2021 Dixie fire, from the Wildfire Fund (including the Utility’s maintenance of a valid safety certificate and whether the Wildfire Fund has sufficient remaining funds) and through the WEMA and FERC TO rate cases; and the timing of insurance recoveries; • the Utility’s implementation of its wildfire mitigation programs, including PSPS, EPSS, situational awareness and response, the undergrounding initiative, and the programs’ effectiveness; • the Utility’s ability to safely and reliably operate, maintain, construct, and decommission its facilities; • changes in the electric power and gas industries driven by technological advancements and a decarbonized economy; • a cyber incident, cyber security breach, severe natural event, or physical attack; • severe weather conditions, extended drought, and climate change, particularly their impact on the likelihood and severity of wildfires; • the impact of legislative and regulatory developments, including those regarding wildfires, the environment, California’s clean energy goals, the nuclear industry, extended operations at Diablo Canyon nuclear power plant, regulation of utilities’ transactions with their affiliates, municipalization, privacy, and taxes; • the timing and outcome of FERC and CPUC proceedings, including regarding ratemaking, cost recovery, and the application to transfer non-nuclear generation assets; • the outcome of self-reports, investigations or other enforcement actions; • PG&E Corporation and the Utility’s substantial indebtedness, which may adversely affect their financial health and limit their operating flexibility; • the ability of PG&E Corporation and the Utility to finance through securitization up to $1.385 billion of remaining fire risk mitigation capital expenditures that were or will be incurred by the Utility; • the timing and outcome of PG&E Corporation’s and the Utility’s litigation, including unresolved claims from the Chapter 11 proceedings, securities class action claims, wildfire-related litigation, and appeals of the Confirmation Order; • future substantial sales of shares of common stock of PG&E Corporation by existing shareholders, including the Fire Victim Trust; • the Utility’s ability to retain or contract for the workforce to execute its wildfire mitigation initiatives; • the Utility’s ability to control operating costs, timely recover costs through rates, and achieve projected savings and the extent of excess unrecoverable costs; • the tax treatment of certain assets and liabilities, including whether PG&E Corporation or the Utility undergoes an “ownership change” that limits certain tax attributes; • the impact of growing distributed and renewable generation resources, and changing customer demand for its natural gas and electric services; and • the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2022 ("Form 10-K") and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Undefined, capitalized terms have the meanings set forth in the Form 10-K. Unless otherwise indicated, the statements in this presentation are made as of February 22, 2023. PG&E Corporation and the Utility undertake no obligation to update information contained herein. This presentation was attached to PG&E Corporation and the Utility’s joint current report on Form 8-K that was furnished to the SEC on February 22, 2023 and is also available on PG&E Corporation’s website at www.pgecorp.com. Forward-Looking Statements

Restricted ® 3 Presentation endnotes are included in Appendix 8. Guidance 2022 Delivered 2023 On Track 2024 On Track EPS1 $1.10 Up at Least 10% $1.19 - $1.23 Up at Least 10% Up at Least 10% New Equity $0 $0 $0 EPS Growth • At Least 10% for 2022-2024 • At Least 9% in 2025 and 2026 Results • Fourth Quarter – 26¢ • Full Year – $1.10 • Capital Investment – $9.6B NON-GAAP CORE EPS1 DELIVERED ON TRACK Delivered On 2022, Reaffirming 2023… …For Customers And Investors

2022: **Mitigating Risk…**

Mitigating Physical Risk

System Resilience

- Wildfire Mitigation: Layers of Protection
- Improved Response to Extreme Heat Conditions
- Winter Storm Response

Working with Policy Makers

- Undergrounding Bill (SB 884)
- Diablo Canyon Bill (SB 846)
- Net Energy Metering
- Arrearage Payment Program

Mitigating Financial Risk

Customers

- Simple, Affordable Model
- Improved EPSS Outage Response
- 3% Non-Fuel O&M Cost Reduction
- Generation Minority Interest Sale

Investors

- Non-GAAP Core EPS Growth[1]
  - At Least 10% for 2022-2024
  - At Least 9% in 2025 and 2026
- Stronger Balance Sheet
- No Equity Through 2024

…And Earning Trust

Presentation endnotes are included in Appendix 8.

4

Historic Storm Event…

~30,000
Total outages

~1,900
Poles repaired

5,300+
Trees removed

95%
of customers were restored within 24 hours

4 out of 5
customers were restored within 12 hours

December 30, 2022 – January 17, 2023



"Tremendous job by PG&E crew. Fixed our snapped power line in Twin Peaks, SF within a few hours working through torrential rain and high winds."
– Residential Customer

WEATHER IMPACTS

NORTHERN SIERRA RAINFALL	PEAK WIND GUSTS	CALIFORNIA SNOWFALL
145% ABOVE NORMAL[1]	100+ MPH	209% ABOVE NORMAL[1]

…Historic Storm Response

Presentation endnotes are included in Appendix 8.
5

Restricted ® 6 Presentation endnotes are included in Appendix 8. 100% 80% 60% 40% 20% 0% PG&E actions have mitigated 90% of wildfire risk1 New measures are making our system even safer: ▪ Partial Voltage Detection ▪ Downed Conductor Technology Wildfire Mitigation Programs (System Hardening/Undergrounding, Vegetation Management, Enhanced Inspections and Repairs) Enhanced Powerline Safety Settings (EPSS) Situational Awareness and Response Public Safety Power Shutoff (PSPS) + Adding Layers Of Protection… …Innovating Beyond Ninety Percent

Restricted ® 7 Presentation endnotes are included in Appendix 8. 31% relative to 2018-20203 more days with elevated wildfire risk in 2022 WILDFIRE RISK 99% relative to 2018-20203 reduction in acres impacted in 2022 WILDFIRE RISK REDUCTION 2020-2022 Average 2022 Fire Potential Index1 R1 R2 R3 R4 R5 R5+ Moist Fuels Very Dry Fuels +Wind Event EPSS ENABLED PSPS In 2012-2020, 95% of acres burned and 100% of structures burned occurred under R3 or greater conditions 2020-2022 Cumulative CPUC-Reportable2 Ignitions in HFTD + HFRA Lower Ignitions Trend… …Shows EPSS Is Working 0 20 40 60 80 May Jun Jul Aug Sep Oct Nov Dec

Restricted ® 8 Presentation endnotes are included in Appendix 8. OPPORTUNITIES1 Customer Capital Investment ~9% Offsets -O&M Cost Reduction (Non-Fuel)2 2% -Electric Load Growth3 1% - 3% -Other (Including Efficient Financing)4 2% Subtotal 5% - 7% Customer Impacts: At or Below Assumed Inflation 2% - 4% Simple, Affordable Model… …Mitigating Financial Risk

Restricted ® 9 Presentation endnotes are included in Appendix 8. $1.10 (8)¢ Redeployment 6¢ 3¢ 2022 (8)¢ Redeployment $1.002 Simple, Affordable Model In Action1… …Managing The Work For Customers 2021 The path to $1.10 non-GAAP Core EPS3

Working With Policymakers...

2021	✓ First AB 1054 Securitization Approved, Short-Term and Long-Term Debt Financing Authorized
2022	✓ Diablo Canyon Legislation Passed (SB 846) ✓ Undergrounding Legislation Passed (SB 884) ✓ Removed from Enhanced Oversight Enforcement ✓ 2022 and 2023 Cost of Capital Decisions Received ✓ Net Energy Metering Decision Received ✓ Arrearage Payment Program Funds Received ✓ Wildfire Safety Certificate Approved and Ratified
2023	✓ Self-Insurance Settlement Approved 2023 GRC Decision Scheduled 10-Year Undergrounding Plan to be Filed Pac Gen Minority Interest Sale Proposed Decision Diablo Canyon License Extension Application

Pending items in blue

...Mitigating Physical And Financial Risk

10

Restricted ® 11 Presentation endnotes are included in Appendix 8. Changes from prior quarter noted in blue Metric 2022 Results 2022 Goal 2022-2026 Goal W IL D F IR E Annual CPUC Reportable Ignitions greater than or equal to 100 acres1 1 0 0 Undergrounding Circuit Miles2 180 175 2,275 C U S T O M E R Gas Distribution Main Replacement Miles3 203 220 1,150 Annual O&M Cost Reduction (Non-Fuel)4 3% 2% 2% F IN A N C IA L Non-GAAP Core EPS Growth5 At least 10% 2022-2024 at least 10% 2025 & 2026 at least 9% Rate Base Growth6 ~6% ~9.5% CAGR FFO/Debt7 12½ % >13% Mid-to-high teens by 2024 Debt Paydown Rate Neutral Securitization $2+ billion PG&E Corporation debt paydown 2022 Report Card… …Delivered Full-Year Results

Restricted ® 12 Presentation endnotes are included in Appendix 8. Metric 2023 Goal Long-Term Goal Catastrophic Wildfires1 0 0 Undergrounding Circuit Miles 350 10,000 Annual O&M Cost Reduction (Non-Fuel)2 2% 2% Rate Base Growth3 ~16% ~9.5% CAGR 2022-2027 Non-GAAP Core EPS Growth4 At least 10% 2023-2024 at least 10% 2025 & 2026 at least 9% FFO/Debt5 Mid-to-high teens by 2024 PG&E Corporation Debt $2+ billion debt paydown by end of 2026 2023 Report Card… …Delivering Consistent, Predictable Results

Restricted ® 13 Presentation endnotes are included in Appendix 8. $1.00 7¢ 8¢ (5¢) 2021 Full Year (diluted)2 Cost reductionsCustomer capital investments (rate base growth) Redeployment and other 2022 Full Year (diluted) 2022 RESULTS $1.10 UP 10% 2022 Non-GAAP Core EPS1 $1.10... …No More, No Less

Restricted ® 14 Presentation endnotes are included in Appendix 8. Customer Investment (CapEx) Last Five Years 2018 – 2022 ~$39B Five Year Plan 2023 – 2027 ~$52B GUIDANCE 2022 2023 2024 EPS1 $1.10 Up at least 10% $1.19-$1.23 Up at least 10% Up at least 10% New Equity $0 $0 $0 ON TRACK Risk Reduction New Business and Capacity System Maintenance Emergency Response Other ON TRACK $5B+ • Incremental transmission capacity •Electric distribution capacity •Other growth UPSIDE OPPORTUNITIES Customer Investment Supports Guidance... …For Customers AND Investors

Restricted ® 15 Presentation endnotes are included in Appendix 8. 2022 Actual 2023 Plan Long-Term Plan Good Business Decisions (millions) (millions) (millions) -Attrition $ 25) $ 25) $ 25) -Efficiencies & Insurance 270) 200) 25) -Capital Conversion 100) 50) 50) -Automation 5) 15) 30) Savings through Lean -Planning & Execution Improvements 45) 100) 150) Net Cost Increases (115) (190) (80) Net Savings $ 330 $ 200) $ 200) Percent Savings EXAMPLES OF O&M COST REDUCTION (NON-FUEL) MODEL1 OPPORTUNITIES Customer Capital Investment ~9% Offsets -O&M cost reduction (non-fuel)2 2% -Electric load growth3 1% - 3% -Other (including efficient financing)4 2% Subtotal 5% - 7% Customer Impacts: At or Below Assumed Inflation 2% - 4% EFFICIENT FINANCING Sale of Minority Interest in Pacific Generation LLC 2% 2%3% Simple, Affordable Model Working… …For Customers AND Investors

Regulatory And Legislative Support…

Cost of Capital	✓ 2022: Final decision received; ROE unchanged ✓ 2023: Timely final decision received; phase 2 pending
2023 GRC	✓ Self-insurance settlement approved ▪ Final decision scheduled for Q3 2023
Pacific Generation	▪ Proposed decision no later than end of November 2023
Wildfire-Related Cost Recovery	✓ ~$2.3B Authorized for recovery during 2022 ✓ 2020 WMCE settlement approved ▪ 2022 WMCE filed
Undergrounding and Diablo Canyon Legislation	▪ Undergrounding: 10-year plan to be filed ✓ DCPP Extension: Loan from DWR and up to $1.1B from DOE ▪ DCPP Extension: NRC and state filings

…Helps Us Deliver For Customers

16

2023 EPS Sensitivities…

	Sensitivity	EPS	Mitigation
Sales Volume			
Electric Sales (GWh)	+/- 1%	0¢	Decoupled
Gas Sales (Bcf)	+/- 1%	0¢	Decoupled
Commodity Prices			
Power Prices CAISO NP15 ($/MWh)	+/- $1	0¢	Regulatory Deferrals; ERRA, Supply PPAs
Natural Gas Price PG&E Gate ($/MMBtu)	+/- 50¢	0¢	Monthly True-Up; Hedging
Allowed ROE			
CPUC FERC	+/- 1% +/- 1%	0¢ 0¢	3-Year Cost of Capital TO20 Settlement
Interest Rates	+/- 25 bps	1¢	Efficient Financing
O&M	+/- 1%	3¢	Simple, Affordable Model
Pension			
Assumed Return Discount Rate	+/- 1% +/- 1%	0¢ 0¢	Long Established Regulatory Recovery Mechanism

…Reflect Robust Risk Management

17

Restricted ® 18 Presentation endnotes are included in Appendix 8. 2022-2024 2025-2026 Non-GAAP Core EPS1 (CAGR) 10% Non-GAAP Core EPS Growth At least 10% At least 9% Dividend Eligibility reached mid-20232 Annual Non-GAAP Core EPS Growth & Dividend Yield At least 10% At least 10% Rate Base Growth (CAGR)3 ~9.5% O&M Cost Reduction (Non-Fuel)4 2% Annually FFO/Debt5 Mid-to-high teens by 2024 Value Proposition… …Better For Customers AND Investors

Restricted ® 19 Presentation endnotes are included in Appendix 8. 2023 Investor Day May 24-25th San Francisco Bay Area 3% Non-Fuel O&M Cost Reduction $9.6B Customer Capital InvestmentDELIVERED ~9.5% Rate Base CAGR, 2022-2027ON TRACK 10% Non-GAAP Core EPS1 CAGR, 2022-2026ON TRACK DELIVERED 2022: Mitigating Risk… …And Earning Trust

Restricted Q&A

Restricted Appendix

Restricted ® 22 Appendix Title Slide (Link) Appendix 1 2023 Factors Impacting Earnings Slide 23 Appendix 2 CapEx and Rate Base Slide 24 Appendix 3 Expected Recovery of Wildfire-Related Costs Slide 25 Appendix 4 SB 846 Diablo Canyon Legislation Slide 26 Appendix 5 Wildfire Mitigation Plan Progress Slide 27 Appendix 6 PG&E Utility Securitization Program Slide 28 Appendix 7 Regulatory Progress Slide 29 Appendix 8 Presentation Endnotes Slide 30-32 Appendix 9 Supplemental Earnings Materials Slide 33-46 Table of Contents

Restricted ® 23 Presentation endnotes are included in Appendix 8. Non-Core Items4 Key Factors Affecting Non-GAAP Core Earnings6 ($ millions after tax) Unrecoverable interest expense7 $370 - $430 Other earnings factors including AFUDC equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs Weighted Average Rate Base2 ($ millions after tax) Estimated non-core items guidance $210 - $440 Non-core items cash portion5 $260 General Rate Case ~$44.5 - $48.5B Transmission Owner ~$11.5B Total Rate Base ~$56 - $60B Equity Ratio:3 52% Return on Equity:3 10.00% Key Ranges Non-GAAP Core EPS1 $1.19 - $1.23 New Equity in 2023 and 2024 $0 Appendix 1: 2023 Factors Impacting Earnings

Restricted ® 24 Presentation endnotes are included in Appendix 8. 2022 Actual 2023 2024 2025 2026 2027 ~9.5% CAGR on equity rate base 2022-2027 $49.8 projected Weighted average rate base ($B) ~$56-$60 $67-$89 $60-$67 $62-$74 $65-$82 Potential Growth Opportunities • Undergrounding • Additional wildfire mitigation (including remote grid integration) • Transportation electrification Transmission Owner Gas Transmission & Storage (GT&S) General Rate Case (GRC) Separately Funded Above Authorized GRC & GT&S rate cases will be combined starting in 2023 $9.6 $7.9-11.2 $7.9-$12.2 $8.0-$12.7 $8.1-$13.3 $8.1-$13.8 2022 Actual 2023 2024 2025 2026 2027 CapEx ($B) 1 projected Subject to Ongoing and Future Recovery Requests • 2023 GRC request (September 2022 update filing) • Oakland HQ Purchase 2 • Undergrounding • Transportation electrification Transmission Owner GRC and GT&S AB1054 Fire Risk Mitigation 3 Spend Above Currently Authorized Appendix 2: CapEx And Rate Base

Restricted ® 25 Presentation endnotes are included in Appendix 8. Pending & Future Cost Recovery (Settled, Filed or Yet to be Filed) Application Balance at 12/31/22 Expected Amortization Expected Rate Recovery by Year (subject to CPUC authorization) 2023 2024 2025+ 2021 WMCE 1,288 24 months 161 644 483 2022 WMCE2 1,218 24 months 644 527 48 Yet to be Filed 2,218 TBD - - 2,218 Total 4,724 805 1,171 2,749 Appendix 3: Expected Recovery Of Wildfire- Related Costs Expected Cash Flow Recovery from Previously Incurred Wildfire-Related Spend $1.5B Approved $2.5B Pending $2.2B Yet to be Filed Approved Cost Recovery (Final Decisions) Application Balance at 12/31/22 Recovery Through Expected Rate Recovery by Year 2023 2024 2025+ 2020 GRC1 724 Dec. 2023 724 - - 2018 CEMA 129 Dec. 2023 129 - - 2020 WMCE 617 24 months 257 309 51 Total 1,470 1,110 309 51 Amounts may not sum due to rounding.

Restricted ® 26 Presentation endnotes are included in Appendix 8. $140 - 165 per MWh Alternative New Renewable Baseload Generation $60 per MWh Diablo Canyon Cost Recovery People Planet Prosperity 2022-20241 2025-20302 ▪ Ongoing O&M and rate base recovery through the GRC ▪ $1.4B in state funding available to cover extension costs; to be reimbursed from $1.1B DOE program proceeds ▪ $7/MWh transition fee starting 9/2/2022 (up to $300M) available to invest into the business ▪ $100M/year in lieu of traditional rate base return ▪ O&M and capex annual automatic true- up mechanism ▪ $13/MWh performance fee upside to be deployed for customer benefit Pre-Extension Period Extension Period Estimated Cost of Diablo Canyon Extension Compared to Alternative Non-GHG Emitting Technologies Appendix 4: SB 846 Diablo Canyon Legislation

Restricted ® 27 Presentation endnotes are included in Appendix 8. Sectionalizing Devices 241 899 1,209 1,351 2019 2020 2021 2022 Enhanced Vegetation Management 2,498 4,376 6,359 8,283 2019 2020 2021 2022 System Hardening 188 530 741 1,224 2019 2020 2021 2022 1,351 Devices Installed 8,283 Lines Miles Completed 1,224 Line Miles Hardened Weather Stations 627 1,005 1,313 1,424 2019 2020 2021 2022 HD Cameras 133 349 502 602 2019 2020 2021 2022 Undergrounding 1,424 Stations Installed 602 Cameras Installed 300 Miles Completed 7 48 120 300 2019 2020 2021 2022 Appendix 5: Wildfire Mitigation Plan Progress1

Restricted ® 28 The Utility has completed roughly $8.4B of the $10.7B securitization issuances expected over the next several years • AB 1054 signed into law on July 12, 2019 • Up to $3.2B across several bond issuances • Reimburse capital expenses associated with wildfire risk mitigation • First financing order became final, non-appealable on July 6, 2021 • Second financing order became final, non- appealable on August 15, 2022 • $860M recovery bonds issued in November 2021 • $983M recovery bonds issued in November 2022 • SB 901 signed into law on September 21, 2018 • Up to $7.5B in up to three issuances by December 31, 2022 • Pay or reimburse the Utility for the payment of costs and expenses relating to catastrophic wildfires ignited in 2017 • Financing order issued on May 11, 2021 • Financing order became final and non-appealable as of February 28, 2022 Issuances complete • $3.6B issued in May 2022 • $3.9B issued in July 2022 Statutory Authority: Total Issuance Amount: Use of Proceeds: Financing Order: Securitization Timing: Rate Neutral Securitization A.20-04-023 AB 1054 Securitization A.22-03-010 Complete Changes from prior quarter noted in blue Appendix 6: PG&E Utility Securitization Program

Appendix 7: Regulatory Progress

Regulatory Case/Filing	Docket	Status as of February 2023	Expected Milestones[1]
2023 GRC	A.21-06-021	2023 GRC filed 6/30/21 Self-Insurance Final Decision received 1/12/23	Final Decision Q3 2023
2022 Cost of Capital	A.21-08-015	2022 Application filed 8/23/21 ACCAM Trigger 9/30/21 Final Decision received 11/3/22	
2023 Cost of Capital	A.22-04-008	2023 Application filed 4/20/22 Final Decision received 12/15/22	
2020 WMCE	A.20-09-019	Application filed 9/30/20 Settlement filed 9/21/21 Final Decision received 2/2/23	
2021 WMCE	A.21-09-008	Application filed 9/16/21 Settlement filed 1/18/23	
2022 WMCE	A.22-12-009	Application filed 12/15/22	
2022 Wildfire Mitigation Plan	R.18-10-007	Filed 2/25/22 Draft Decision issued 10/6/22 Final Decision by OEIS received 11/10/22 CPUC Ratified 12/15/22	
2023 Wildfire Mitigation Plan			Submit 2023 WMP 3/27/23
2022 Safety Certificate	N/A	Submitted request 9/14/22 Safety Certificate issued by OEIS 12/13/22	
Minority Interest Sale in Pacific Generation LLC	A.22-09-018	Filed 9/28/22 Scoping Memo issued 1/20/23	Proposed Decision Q4 2023

Presentation endnotes are included in Appendix 8.

Changes from prior quarter noted in blue

29

Restricted ® 30 Slide titles are hyperlinks Slide 3: Delivered On 2022, Reaffirming 2023 1. Non-GAAP core EPS is not calculated in accordance with GAAP. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 9, Exhibit F regarding non-GAAP financial measures. Slide 4: 2022: Mitigating Risk 1. Non-GAAP core EPS is not calculated in accordance with GAAP. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 9, Exhibit F regarding non-GAAP financial measures. Slide 5: Historic Storm Event 1. Compares rainfall and snowfall from October 1, 2022 to January 17, 2023 with average for the same period in 1991-2020 rain years. Slide 6: Adding Layers Of Protection 1. Based on a comparison in the Utility's GRC testimony of the wildfire risk score for a baseline risk level to a risk level reflecting the Utility’s mitigation work. Risk scores are calculated using the scoring methodology established by the CPUC in the Safety Model Assessment Proceeding, which reflects the frequency with which various risks are expected to occur and the potential safety, reliability, and financial impacts of varying degrees of wildfire severity. Slide 7: Lower Ignitions Trend 1. The Fire Potential Index combines fire weather parameters (wind speed, temperature, and vapor pressure deficit), dead and live fuel moisture data, topography, and fuel model data to rank fire danger on a scale from R1 to R5-Plus. 2. A reportable fire incident per Decision 14-02-015 is a fire event that meets the following criteria: 1) ignition is associated with the Utility's power lines (either transmission or distribution), 2) something other than the Utility's facilities burned, and 3) the resulting fire travelled more than one meter from the ignition point. 3. Compares 12 months ended December 31, 2022 with 2018-2022 average. Slide 8: Simple, Affordable Model 1. These numbers are illustrative approximations. 2. The Utility’s cost reduction strategies include increased efficiency and waste elimination driven by implementing the Lean operating system, improving its work management, identifying additional opportunities to improve its capital-to-expense ratio, and an improved organizational design. Factors that may cause the Utility’s actual results to differ materially from its forecasts include whether the Utility can control its operating costs within the authorized levels of spending and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve projected savings; the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons. 3. Expected drivers of forecasted electric load growth include electrification and electric vehicle adoption. 4. Factors that may cause the Utility’s actual results to differ materially from its forecasts include the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms; their ability to raise financing through securitization transactions; actions by credit rating agencies to downgrade PG&E Corporation’s or the Utility’s credit ratings; the supply and price of electricity, natural gas, and nuclear fuel; its use of self-insurance for wildfire liability insurance; and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation, and PG&E Corporation’s and the Utility’s ability to obtain efficient tax treatment. Slide 9: Simple, Affordable Model In Action 1. Gray line illustrates headwinds and tailwinds to delivering on annual non-GAAP Core EPS guidance, as well as the impact of PG&E Corporation's and the Utility's responses to such developments. For instance, headwinds may include cost productivity below budget; unfavorable regulatory, legislative, or tax outcomes; interest expense; or assumptions or planning regarding the foregoing. Tailwinds may include cost productivity above budget; favorable regulatory, legislative, or tax outcomes; interest income; or assumptions or planning regarding the foregoing. Redeployment may include accelerating work; timing of adoption of tax or accounting standards; timing of regulatory settlements; additional safety inspections; and contributions to The PG&E Corporation Foundation. 2. Non-GAAP Core EPS for the full year 2020 was $1.61 based on weighted average of approximately 1.257 billion shares outstanding. For illustrative purposes, 2020 non-GAAP Core EPS has been recast using common shares outstanding on a fully diluted basis as of December 31, 2020 of approximately 2.124 billion shares. Non-GAAP Core EPS for the full year 2021 was $1.00 per share on a fully diluted basis and $1.08 using a basic share count. The impact of dilution was $(0.08) per share. See Appendix 9, Exhibit A of the earnings presentation for the fourth quarter and full year 2021, available here, for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 9, Exhibit H regarding non-GAAP financial measures. 3. Non-GAAP core EPS is not calculated in accordance with GAAP. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 9, Exhibit F regarding non-GAAP financial measures. Appendix 8: Presentation Endnotes

Restricted ® 31 Slide titles are hyperlinks Slide 11: 2022 Report Card 1. Measures the number of fire ignitions that result in fires equal to or greater than 100 acres in the Utility's High Fire Threat Districts and reportable to the CPUC per Decision 14-02-015. A reportable fire incident per Decision 14-02-015 is a fire event that meets the following criteria: 1) ignition is associated with the Utility's power lines (either transmission or distribution), 2) something other than the Utility's facilities burned, and 3) the resulting fire travelled more than one meter from the ignition point. The Utility filed an Electric Incident Report on the Old Fire because Cal Fire collected utility equipment, and there was media attention. However, this ignition is not recorded as a CPUC-reportable ignition because the Utility is not aware of any damage to its equipment at the suspected ignition point. Cal Fire is continuing its investigation into the cause of the Old fire. Recorded 1 refers to the 2022 Mosquito fire. PG&E Corporation’s and the Utility’s investigation into the cause of the 2022 Mosquito fire is not complete. US Forest Service is continuing its investigation into the cause of the Mosquito fire. 2. 2022-2026 goal assumes authorization of all funding applicable for undergrounding requested in the 2023 General Rate Case. 3. 2022-2026 goal assumes authorization of all funding applicable for gas distribution main replacement requested in the 2023 General Rate Case. 4. 2% reduction calculated based on the prior year's operating and maintenance costs, excluding fuel costs. Reductions available for redeployment. 5. Non-GAAP core EPS is not calculated in accordance with GAAP. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 9, Exhibit F regarding non-GAAP financial measures. 6. In accordance with AB 1054, $3.21 billion of fire risk mitigation capital expenditures will be excluded from the Utility's equity rate base. 7. FFO/Debt is not calculated in accordance with GAAP. See Appendix 9, Exhibit B for a reconciliation to the most directly comparable GAAP measures. Slide 12: 2023 Report Card 1. Defined by OEIS as a fire that caused at least one death, damaged over 500 structures, or burned over 5,000 acres. 2. 2% reduction calculated based on the prior year's operating and maintenance costs, excluding fuel costs. Reductions available for redeployment. 3. In accordance with AB 1054, $3.21 billion of fire risk mitigation capital expenditures will be excluded from the Utility's equity rate base. 4. Non-GAAP core EPS is not calculated in accordance with GAAP. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 9, Exhibit F regarding non-GAAP financial measures. 5. FFO/Debt is not calculated in accordance with GAAP. Slide 13: 2022 Non-GAAP Core EPS $1.10 1. Non-GAAP core EPS is not calculated in accordance with GAAP. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 9, Exhibit F regarding non-GAAP financial measures. 2. Non-GAAP Core EPS for the full year 2021 was $1.00 per share on a fully diluted basis and $1.08 using a basic share count. The impact of dilution was $(0.08) per share. See Appendix 9, Exhibit A of the earnings presentation for the fourth quarter and full year 2021, available here, for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 9, Exhibit H regarding non- GAAP financial measures. Slide 14: Customer Investment Supports Guidance 1. Non-GAAP core EPS is not calculated in accordance with GAAP. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 9, Exhibit F regarding non-GAAP financial measures. Slide 15: Simple, Affordable Model Working 1. These numbers are illustrative approximations. 2. The Utility’s cost reduction strategies include increased efficiency and waste elimination driven by implementing the Lean operating system, improving its work management, identifying additional opportunities to improve its capital-to-expense ratio, and an improved organizational design. Factors that may cause the Utility’s actual results to differ materially from its forecasts include whether the Utility can control its operating costs within the authorized levels of spending and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve projected savings; the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons. 3. Expected drivers of forecasted electric load growth include electrification and electric vehicle adoption. 4. Factors that may cause the Utility’s actual results to differ materially from its forecasts include the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms; their ability to raise financing through securitization transactions; actions by credit rating agencies to downgrade PG&E Corporation’s or the Utility’s credit ratings; the supply and price of electricity, natural gas, and nuclear fuel; its use of self-insurance for wildfire liability insurance; and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation, and PG&E Corporation’s and the Utility’s ability to obtain efficient tax treatment. Appendix 8: Presentation Endnotes

Restricted ® 32 Slide titles are hyperlinksSlide 18: Value Proposition 1. Non-GAAP core earnings per share is not calculated in accordance with GAAP. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 9, Exhibit F regarding non-GAAP financial measures. 2. Pursuant to the Confirmation Order, PG&E Corporation agreed to not pay common dividends until it has recognized $6.2 billion in non-GAAP core earnings as described in the Plan of Reorganization after the Plan of Reorganization effective date. Subject to the foregoing restriction, any decision to declare and pay dividends in the future will be made at the discretion of the Board of Directors and will depend on, among other things, PG&E Corporation’s results of operations, financial condition, cash requirements, contractual restrictions, and other factors that the Board of Directors may deem relevant. 3. In accordance with AB 1054, $3.21 billion of fire risk mitigation capital expenditures will be excluded from the Utility's equity rate base. CAGR is from 2022 through 2027. 4. 2% reduction calculated based on the prior year's operating and maintenance costs, excluding fuel costs. Reductions available for redeployment. The Utility’s cost reduction strategies include increased efficiency driven by implementing the Lean operating system, improving its work management, identifying additional opportunities to convert expenses to capital expenditures, and an improved organizational design. Factors that may cause the Utility’s actual results to differ materially from its forecasts include whether the Utility can control its operating costs within the authorized levels of spending and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve projected savings; the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons. 5. FFO/Debt is not calculated in accordance with GAAP. Slide 19: 2022: Mitigating Risk 1. Non-GAAP core EPS is not calculated in accordance with GAAP. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 9, Exhibit F regarding non-GAAP financial measures. Slide 23: Appendix 1: 2023 Factors Impacting Earnings 1. Non-GAAP core EPS is not calculated in accordance with GAAP. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share, Appendix 9, Exhibit D for PG&E Corporation’s 2023 Earnings Guidance, and Appendix 9, Exhibit F regarding non-GAAP financial measures. 2. 2023 equity earning rate base reflects 2020 GRC Final Decision, 2019 GT&S Final Decision, the April 15, 2021 FERC order denying the Utility's request for rehearing related to TO18, and TO20 Formula Rate, and 2023 GRC application including the September 2022 inflation update. 3. The capital structure of an investor-owned utility is the proportional authorization of shareholders’ equity and debt that comprise a company’s long-range financing or its capitalization. The CPUC currently authorized capital structure is comprised of 47.5% long-term debt, 0.5% preferred equity, and 52% common equity. Base earnings plan assumes CPUC currently authorized return on equity and capital structure across the enterprise. 4. Refer to Appendix 9, Exhibit D: PG&E Corporation's 2023 Earnings Guidance. 5. Cash amounts for non-core items are after tax, directional, and subject to change. 6. Non-GAAP Core Earnings assumptions include: • No 2023 impacts from changes in the federal tax code; and • All potentially dilutive securities were included in the calculation of Non-GAAP Core EPS. 7. Unrecoverable interest expense includes PG&E Corporation long-term debt, Wildfire Fund contribution debt financing, and other interest above authorized. Slide 24: Appendix 2: CapEx And Rate Base 1. Low end of the range reflects authorized capital expenditures, including the full amount recoverable through a balancing account where applicable. High end of the range includes capital spend above authorized and reflects the spending forecast from the 2023 GRC application including the September 2022 inflation update. 2. The Utility entered into a lease for the Lakeside Building in Oakland, California, with an option to purchase in 2023, in accordance with its application to sell its San Francisco General Office headquarters complex and as requested in the 2023 GRC. 3. CapEx forecast includes $3.21 billion of fire risk mitigation capital expenditures that will be excluded from the Utility's equity rate base. The Utility has spent approximately $3.6 billion cumulatively towards this total including approximately $400 million and $1.5 billion during the three and twelve months ended December 31, 2022. Slide 25: Appendix 3: Expected Recovery Of Wildfire-Related Costs 1. Balance represents wildfire-related costs approved in the 2020 GRC and recorded in the RTBA, WMBA, and VMBA, and amounts approved through subsequent advice letters. 2. Timing of cost recovery is based on the Utility's motion for interim rate relief. The request asks for 85% of the total revenue requirement, plus interest, to be recovered from June 2023 to May 2024. Slide 26: Appendix 4: SB 846 Diablo Canyon Legislation 1. The pre-extension period extends through the scheduled retirement dates of November 2024 and August 2025 for Units 1 and 2, respectively. 2. The extension period covers the additional 5-year life for each Unit. Slide 27: Appendix 5: Wildfire Mitigation Plan Progress 1. Data is from January 1, 2019 through December 31, 2022. Slide 29: Appendix 7: Regulatory Progress 1. Regulatory proceeding timelines reflect expected filing and decision time frames; actual timing may differ. Appendix 8: Presentation Endnotes

Restricted ® 33 Appendix 9: Supplemental Earnings Materials Exhibit Title Slide (Link) Exhibit A Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Slides 34-38 Exhibit B Reconciliation of PG&E Corporation's Operating Income and Total Debt in Accordance with GAAP to Adjusted Funds from Operations ("FFO") and Adjusted Total Debt Slide 39 Exhibit C Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Share ("EPS") Slide 40 Exhibit D PG&E Corporation's 2023 Earnings Guidance Slides 41-44 Exhibit E GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA Reconciliation Slide 45 Exhibit F Non-GAAP Financial Measures Slide 46

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings

Fourth Quarter and Year to Date, 2022 vs. 2021
(in millions, except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,			
	Earnings		Earnings per Common Share		Earnings		Earnings per Common Share	
(in millions, except per share amounts)	2022	2021	2022	2021	2022	2021	2022	2021 (basic)
PG&E Corporation's Earnings (Loss) on a GAAP basis	$ 513	$ 472	$ 0.24	$ 0.22	$ 1,800	$ (102)	$ 0.84	$ (0.05)
Non-core items: (1)								
Amortization of Wildfire Fund contribution (2)	90	85	0.04	0.04	344	372	0.16	0.19
Wildfire-related costs, net of insurance (3)	64	4	0.03	—	254	145	0.12	0.07
Investigation remedies (4)	17	1	0.01	—	93	148	0.04	0.07
Bankruptcy and legal costs (5)	14	34	0.01	0.02	216	1,413	0.10	0.71
Strategic repositioning costs (6)	—	—	—	—	65	—	0.03	—
Fire Victim Trust tax benefit net of securitization (7)	(139)	—	(0.07)	—	(418)	—	(0.20)	—
Prior period net regulatory impact (8)	—	—	—	—	(11)	162	(0.01)	0.08
PG&E Corporation's Non-GAAP Core Earnings (9)	$ 560	$ 596	$ 0.26	$ 0.28	$ 2,343	$ 2,138	$ 1.10	$ 1.08

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2022 and 2021, except for certain costs that are not tax deductible. Earnings per Common Share is calculated based on diluted shares, except as noted. Amounts may not sum due to rounding.

(1) "Non-core items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit F: Non-GAAP Financial Measures.

34

Restricted

Restricted ® 35 Fourth Quarter and Year to Date, 2022 vs. 2021 (in millions, except per share amounts) (3) Includes costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance, as shown below. (in millions) Three Months Ended December 31, 2022 Year Ended December 31, 2022 2019 Kincade third-party claims $ 75 $ 225 2019 Kincade fire-related costs 5 30 2019 Kincade fire-related legal settlements — 20 2020 Zogg third-party claims 25 25 2020 Zogg fire-related costs 3 25 2020 Zogg fire-related insurance recoveries (23) (33) 2021 Dixie fire-related legal settlements 4 43 Wildfire-related costs, net of insurance (pre-tax) $ 89 $ 334 Tax impacts (25) (80) Wildfire-related costs, net of insurance (post-tax) $ 64 $ 254 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings (2) The Utility recorded costs of $125 million (before the tax impact of $35 million) and $477 million (before the tax impact of $133 million) during the three and twelve months ended December 31, 2022, respectively, associated with the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability.

Restricted ® 36 Fourth Quarter and Year to Date, 2022 vs. 2021 (in millions, except per share amounts) (4) Includes costs associated with the settlement agreement with the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, restoration and rebuild costs for the town of Paradise, the CPUC’s OII into the 2017 Northern California Wildfires and 2018 Camp Fire, the settlement agreement with the Safety and Enforcement Division’s investigation into the 2019 Kincade fire, and the system enhancements related to the locate and mark OII, as shown below. (in millions) Three Months Ended December 31, 2022 Year Ended December 31, 2022 2020 Zogg fire settlement $ 10 $ 10 Paradise restoration and rebuild 5 3 Wildfire OII disallowance and system enhancements 3 19 2019 Kincade fire settlement — 85 Locate and mark OII system enhancements — 3 Investigation remedies (pre-tax) $ 19 $ 120 Tax impacts (2) (27) Investigation remedies (post-tax) $ 17 $ 93 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings (5) Includes bankruptcy and legal costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing, including legal and other costs, exit financing costs, and securities litigation costs, as shown below. (in millions) Three Months Ended December 31, 2022 Year Ended December 31, 2022 Legal and other costs $ 12 $ 75 Exit financing 9 81 Securities litigation costs — 145 Bankruptcy and legal costs (pre-tax) $ 20 $ 301 Tax impacts (6) (85) Bankruptcy and legal costs (post-tax) $ 14 $ 216

Restricted ® 37 Fourth Quarter and Year to Date, 2022 vs. 2021 (in millions, except per share amounts) Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings (6) The Utility recorded one-time costs related to repositioning PG&E Corporation’s and the Utility’s operating model, including their workforce, and the potential sale of a minority interest in Pacific Generation LLC. (in millions) Three Months Ended December 31, 2022 Year Ended December 31, 2022 Operating model $ 5 $ 90 Pacific Generation LLC minority interest sale (5) — Strategic repositioning costs (pre-tax) $ — $ 90 Tax impacts — 25 Strategic repositioning costs (post-tax) $ — $ 65 (in millions) Three Months Ended December 31, 2022 Year Ended December 31, 2022 Rate neutral securitization inception charge $ 568 $ 608 Losses, net of gains related to Customer Credit Trust (21) 19 Fire Victim Trust tax benefit net of securitization (pre-tax) $ 547 $ 627 Tax impacts (153) (175) Tax benefits from Fire Victim Trust share sales (533) (870) Fire Victim Trust tax benefit net of securitization (post-tax) $ (139) $ (418) (7) Includes any earnings-impacting investment losses, net of gains, associated with investments related to the upfront contributions to the Customer Credit Trust, the charge related to the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by Net Operating Loss monetization, and tax benefits related to the Fire Victim Trust’s sale of PG&E Corporation common stock.

Restricted ® 38 Fourth Quarter and Year to Date, 2022 vs. 2021 (in millions, except per share amounts) (9) “Non-GAAP core earnings” is a non-GAAP financial measure. See Exhibit F: Non-GAAP Financial Measures. Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2022. Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings (in millions) Three Months Ended December 31, 2022 Year Ended December 31, 2022 2011-2014 GT&S capital audit $ — $ (78) TO18 and TO19 ROE impact — 63 Prior period net regulatory impact (pre-tax) $ — $ (16) Tax impacts — 5 Prior period net regulatory impact (post-tax) $ — $ (11) (8) Includes adjustments associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022, partially offset by adjustments for the TO18 and TO19 ROE impact as a result of the FERC order dated March 17, 2022, which established a base ROE of 9.26% for the TO18 period, plus the approved CAISO incentive adder of 0.5%, for a total ROE of 9.76%.

Restricted ® 39 Exhibit B: Reconciliation of PG&E Corporation's Operating Income and Total Debt in Accordance with GAAP to Adjusted Funds from Operations ("FFO") and Adjusted Total Debt 2022 (in millions) GAAP Operating income $ 1,837 GAAP Depreciation, amortization, and decommissioning 3,856 GAAP SB 901 securitization charges, net 608 GAAP Wildfire-related claims, net of recoveries 237 Adjustments: Cash interest (1) (1,636) Cash taxes — Operating lease adjustment rent 500 Other adjustments 318 Adjusted FFO $ 5,720 2022 (in millions) GAAP Long-term debt $ 47,742 GAAP Long-term debt, classified as current 2,268 GAAP Short-term borrowings 2,055 Adjustments: GAAP Cash and cash equivalents (734) Securitized debt adjustment (9,292) Purchase power debt equivalent 1,401 ARO debt adjustment 2,066 Other adjustments 502 Adjusted Total Debt $ 46,008 Adjusted FFO Calculation Adjusted Total Debt Calculation Adjusted FFO = $5,720 = 12.4% Adjusted Total Debt $46,008 Adjusted FFO to Total Debt Ratio Amounts may not sum due to rounding. “Adjusted FFO,” “Adjusted Total Debt,” and “Adjusted FFO to Total Debt” are non-GAAP financial measures. (1) Cash interest is derived from PG&E Corporation’s Consolidated Statements of Cash Flows by adding (a) Cash paid for interest, net of amounts capitalized, and (b) issuance costs associated with PG&E Corporation’s and the Utility’s debt facilities.

Restricted ® 40 All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2022 and 2021. Amounts may not sum due to rounding. (1) See Exhibit A for reconciliations of (i) earnings on a GAAP basis to non-GAAP core earnings and (ii) EPS on a GAAP basis to non-GAAP core EPS. (2) Represents cost reductions for overhead expenses, operational expenses, support costs, and workforce-related expenses during the three and twelve months ended December 31, 2022. (3) Represents redeployment initiatives in the areas of strategy, policy, and transportation, the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, income taxes, and results from variances in the percentage of quarterly earnings to annual earnings, unrecoverable interest expense, regulatory items, and other miscellaneous items. Exhibit C: Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Share ("EPS") Fourth Quarter 2022 vs. 2021 Year to Date 2022 vs. 2021 Earnings Earnings per Common Share Earnings Earnings per Common Share 2021 Non-GAAP Core Earnings/EPS (1) $ 596 $ 0.28 $ 2,138 $ 1.08 Customer capital investments (rate base growth) 30 0.02 138 0.07 Cost reductions (2) 52 0.02 165 0.08 Redeployment and other (3) (118) (0.06) (99) (0.05) Change in shares outstanding — — — (0.07) 2022 Non-GAAP Core Earnings/EPS (1) $ 560 $ 0.26 $ 2,343 $ 1.10 Fourth Quarter and Year to Date, 2022 vs. 2021 (in millions, except per share amounts)

Exhibit D: PG&E Corporation's 2023 Earnings Guidance

EPS Guidance		2023 Low		2023 High
Estimated Earnings on a GAAP basis	~	$ 0.98	~	$ 1.13
Estimated Non-Core Items: [1]				
Amortization of Wildfire Fund contribution [2]	~	0.16	~	0.16
Investigation remedies [3]	~	0.03	~	0.02
Wildfire-related costs, net of insurance [4]	~	0.02	~	0.02
Bankruptcy and legal costs [5]	~	0.02	~	0.02
Strategic repositioning costs [6]	~	—	~	—
Fire Victim Trust tax benefit net of securitization [7]	~	(0.02)	~	(0.10)
Prior period net regulatory impact [8]	~	(0.01)	~	(0.01)
Estimated EPS on a non-GAAP Core Earnings basis	~	$ 1.19	~	$ 1.23

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2023, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) "Non-core items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Exhibit F: Non-GAAP Financial Measures.

(2) "Amortization of Wildfire Fund contribution" represents the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability. The total offsetting tax impact for the low and high non-core guidance range is $132 million.

(in millions, pre-tax)		2023 Low guidance range		2023 High guidance range
Amortization of Wildfire Fund contribution	~	$ 470	~	$ 470

Restricted

41

Exhibit D: PG&E Corporation's 2023 Earnings Guidance

(3) “Investigation remedies” includes costs related to the settlement agreement with the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, the Wildfires OII decision different, Paradise restoration and rebuild, and the locate and mark OII system enhancements. The total offsetting tax impact for the low and high non-core guidance range is $17 million and $7 million, respectively.

	2023	
(in millions, pre-tax)	Low guidance range	High guidance range
2020 Zogg fire settlement	~ $ 50	~ $ 15
Wildfire OII disallowance and system enhancements	~ 20	~ 20
Paradise restoration and rebuild	~ 10	~ 10
Locate and mark OII system enhancements	~ 5	~ 5
Investigation remedies	~ $ 85	~ $ 50

(4) “Wildfire-related costs, net of insurance” includes legal and other costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance. The total offsetting tax impact for the low and high non-core guidance range is $20 million and $14 million, respectively.

	2023	
(in millions, pre-tax)	Low guidance range	High guidance range
2019 Kincade fire-related costs	~ $ 35	~ $ 25
2020 Zogg fire-related costs	~ 30	~ 20
2020 Zogg fire-related insurance recoveries	~ (10)	~ (10)
2021 Dixie fire-related legal settlements	~ 15	~ 15
Wildfire-related costs, net of insurance	~ $ 70	~ $ 50

Restricted

42

Exhibit D: PG&E Corporation's 2023 Earnings Guidance

(5) "Bankruptcy and legal costs" consists of exit financing costs, including interest on temporary Utility debt and write-off of unamortized fees related to the retirement of PG&E Corporation debt, and legal and other costs associated with PG&E Corporation's and the Utility's Chapter 11 filing. The total offsetting tax impact for the low and high non-core guidance range is $18 million and $13 million, respectively.

	2023	
(in millions, pre-tax)	Low guidance range	High guidance range
Exit financing	~ $ 35	~ $ 25
Legal and other costs	~ 30	~ 20
Bankruptcy and legal costs	~ $ 65	~ $ 45

(6) "Strategic repositioning costs" includes one-time costs related to repositioning PG&E Corporation's and the Utility's operating model, including their workforce, and costs associated with the potential sale of a minority interest in Pacific Generation LLC. The total offsetting tax impact for the low and high non-core guidance range is $0 million.

	2023	
(in millions, pre-tax)	Low guidance range	High guidance range
Operating model	~ $ —	~ $ —
Pacific Generation LLC minority interest sale	~ —	~ —
Strategic repositioning costs	~ $ —	~ $ —

Restricted

43

Exhibit D: PG&E Corporation's 2023 Earnings Guidance

(7) "Fire Victim Trust tax benefit net of securitization" includes the impact of rate neutral (SB 901) securitization and tax benefits related to the Fire Victim Trust. Impacts of the SB 901 securitization include the establishment of the SB 901 securitization regulatory asset and the SB 901 regulatory liability associated with revenue credits funded by Net Operating Loss monetization. Fire Victim Trust tax benefits include tax benefits recognized upon the sale of shares of PG&E Corporation common stock by the Fire Victim Trust, which PG&E Corporation and the Utility have elected to treat as a grantor trust. Also included are the earnings-impacting investment losses, net of gains, associated with investments related to the upfront contributions to the Customer Credit Trust. The low case includes tax benefits for the 60,000,000 shares of PG&E Corporation common stock sold in the aggregate by the Fire Victim Trust as of February 16, 2023, whereas the high case reflects an assumption that the Fire Victim Trust sells the remaining 247,743,590 shares during 2023. The total offsetting tax benefit for the low and high non-core guidance range is $340 million and $1.3 billion, respectively.

	2023	
(in millions, pre-tax)	Low guidance range	High guidance range
Rate neutral securitization inception charge	~ $ 305	~ $ 1,115
Losses, net of gains related to Customer Credit Trust	~ —	~ —
Fire Victim Trust tax benefit net of securitization	~ $ 305	~ $ 1,115

(8) "Prior period net regulatory impact" represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case. The total offsetting tax impact for the low and high non-core guidance range is $10 million for 2023.

	2023	
(in millions, pre-tax)	Low guidance range	High guidance range
2011-2014 GT&S capital audit	~ $ (35)	~ $ (35)
Prior period net regulatory impact	~ $ (35)	~ $ (35)

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility's joint annual report on Form 10-K for the year ended December 31, 2022.

Restricted

44

Restricted ® 45 Year Ended December 31, (in millions) 2022 2021 PG&E Corporation’s Net Income (Loss) on a GAAP basis $ 1,814 $ (88) Income tax provision (benefit) (1,338) 836 Other income, net (394) (457) Interest expense 1,917 1,601 Interest income (162) (20) Reorganization items, net — 11 Operating Income $ 1,837 $ 1,883 Depreciation, amortization, and decommissioning 3,856 3,403 Wildfire Fund expense 477 517 Bankruptcy and legal costs 301 1,469 Wildfire-related costs, net of insurance 334 202 Prior period net regulatory impact (16) 257 Investigation remedies 120 171 Fire Victim Trust tax benefit net of securitization 627 — Strategic repositioning costs 90 — PG&E Corporation’s Non-GAAP Adjusted EBITDA $ 7,626 $ 7,902 Exhibit E: GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA Reconciliation PG&E Corporation Year to Date, 2022 vs. 2021 Amounts may not sum due to rounding. “Non-GAAP Adjusted EBITDA” is a non-GAAP financial measure.

Restricted ® 46 Exhibit F: Non-GAAP Financial Measures Non-GAAP Core Earnings and Non-GAAP Core EPS “Non-GAAP core earnings” and “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” are non-GAAP financial measures. Non-GAAP core earnings is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. Non-GAAP core EPS is calculated as non-GAAP core earnings divided by common shares outstanding (taken on a basic basis in the event of a GAAP loss and a diluted basis in the event of a GAAP gain). PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non- GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of non-GAAP core EPS for the years 2024-2026, PG&E Corporation is unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.